EXHIBIT 77Q1(c)

                               MFS SERIES TRUST I

                                  On behalf of

                        MFS GLOBAL ASSET ALLOCATION FUND

                                       and

                       MFS GLOBAL TELECOMMUNICATIONS FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated July 31, 2003, as amended, of MFS Series Trust I (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Global Asset Allocation Fund and MFS Global Telecommunications Fund, each a series of the Trust, have been terminated.





         IN WITNESS WHEREOF, the undersigned have executed this certificate this 27th day of August, 2003.





JOHN W. BALLEN

John W. Ballen
8 Orchard Road

Southborough MA  01772


LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ABBY M. O'NEILL

Abby M. O'Neill
200 Sunset Road

Oyster Bay NY  11771


KEVIN R. PARKE

Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU

William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138


JEFFREY L. SHAMES

Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH

Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH

Ward Smith
36080 Shaker Blvd.

Hunting Valley OH  44022